EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Richard D. Davidson, do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	the Annual Report on Form 10-K of Kintera, Inc. (the “Registrant”), to which this certification is attached as an exhibit (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 29, 2007

/s/ Richard Davidson
Richard Davidson Chief Financial Officer (Principal Financial and Accounting Officer)